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                                                                 Exhibit 99
Analyst contact:
Dennis E. McDaniel
Vice President and Controller
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Immediate Release
---------------------

                    OHIO CASUALTY CORPORATION ANNOUNCES THAT
                 FORM S-3 REGISTERING THE RESALE OF OUTSTANDING CONVERTIBLE NOTES HAS BEEN DECLARED EFFECTIVE
                   BY THE SECURITIES AND EXCHANGE COMMISSION


FAIRFIELD, Ohio, - June 5, 2002 - Ohio Casualty Corporation (NASDAQ: OCAS) announced today that its Registration Statement on Form S-3 (File No. 333-88532), which was originally filed on May 17, 2002 and amended on June 4, 2002, has been declared effective by the Securities and Exchange Commission. The Form S-3 registers the resale by the securityholders listed in the prospectus of the outstanding 5.00% Convertible Notes due March 19, 2022 and the common shares issuable upon conversion of the notes. The notes aggregate principal amount of $201,250,000 are convertible into common shares of Ohio Casualty Corporation upon the occurrence of certain conditions at a conversion rate of 44.2112 common shares per note which is equal to a conversion price of $22.62 per common share. Copies of the prospectus may be obtained by contacting Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, Attention: General Counsel.


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